Exhibit 99.1

Ribbon Communications Inc. Releases

Fourth Quarter and Full Year 2019 Financial Results

Revenue was $161 million for the fourth quarter of 2019

Full year 2019 software sales grew 23 percent compared with 2018

February 19, 2020

Conference Call Details

Conference call to discuss its financial results for the fourth quarter and year ended December 31, 2019 on February 19, 2020, via the investor section of its website at http://investors.ribboncommunications.com, where a replay will also be available shortly following the conference call.

Conference Call Details:

Date:  February 19, 2020

Time:  4:30 p.m. (ET)

Dial-in number (Domestic): 877-407-2991

Dial-in number (Intl): 201-389-0925

Instant Telephone Access: Call me™

Replay information:

A telephone playback of the call will be available following the conference call until March 4, 2020 and can be accessed by calling 877-660-6853 or 201-612-7415 for international callers. The reservation number for the replay is 13698377.

Investor Relations

Monica Gould

+1 (212) 871-3927

IR@rbbn.com

Lindsay Savarese

1 (212) 331-8417

IR@rbbn.com

US Press

Dennis Watson

+1 (214) 695-2224

dwatson@rbbn.com

International Press

Catherine Berthier

+1 (646) 741-1974

cberthier@rbbn.com

Industry Analyst Relations

Michael Cooper

+1 (708) 383-3387

mcooper@rbbn.com

WESTFORD, Mass. – Ribbon Communications Inc. (Nasdaq: RBBN), a global software leader in secure and intelligent cloud communications, today announced its financial results for the fourth quarter and full year 2019.

“We are pleased with our 2019 financial results and our solid finish in the fourth quarter. We continue to see benefits from our investments in software solutions with our 2019 software sales growing 23 percent compared to the prior year,” said Kevin Riley, Interim Co-President and Chief Executive Officer and Chief Technology Officer. “Now that we have obtained stockholder approval, we are looking forward to completing our combination with ECI Telecom Group Ltd., which we expect to occur during the first quarter of 2020 once we receive the remaining regulatory approval. The Ribbon and ECI teams are excited to come together, integrate as one and unlock global sales expansion. This is an important step in our journey towards market diversification and growth.”

Financial Highlights1,2

The following table summarizes the consolidated fourth quarter and full year financial highlights for 2019 and 2018 (in millions, except per share amounts).

	Three months Ended		Twelve months ended
	December 31,		December 31,
	2019	2018	2019	2018
GAAP Total revenue	$161	$167	$563	$578
GAAP Net loss	$(150)	$(2)	$(130)	$(77)
Non-GAAP Net income	$30	$24	$51	$39
GAAP Loss per share	$(1.36)	$(0.02)	$(1.19)	$(0.74)
Non-GAAP Diluted earnings per share	$0.27	$0.22	$0.47	$0.37
Non-GAAP Adjusted EBITDA	$43	$29	$86	$62
Cash flow from operations	$33	$14	$56	$(10)

1For all periods presented, the Company no longer adjusts the non-GAAP measures of net income, diluted earnings per share and Adjusted EBITDA for revenue lost from the application of purchase accounting and the adoption in 2018 of the new revenue standard.

2Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures, and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” and in the press release appendix.

2019 Results and 2020 Business Outlook1

“Our full year 2019 Adjusted EBITDA grew 39 percent year-over-year to $86 million, and we generated positive cash flow from operations of $56 million,” said Daryl Raiford, Chief Financial Officer. “For full year 2020, we expect continued growth in profitability and cash flow with our outlook for Adjusted EBITDA to be between $90 million and $95 million, excluding the pending ECI acquisition. We expect low single-digit revenue growth in 2020 compared with 2019 and believe that quarterly seasonality in 2020 will be comparable to 2019.”

1Please see the reconciliation of non-GAAP and GAAP financial measures, and additional information about non-GAAP measures in the press release appendix.

Annual Goodwill Evaluation

During the fourth quarter of 2019, the Company evaluated the carrying value of its goodwill balance, which resulted in a reduction to goodwill of $164 million, reflected as a non-cash charge to GAAP net income in its Consolidated Statement of Operations for the year ended December 31, 2019.

Upcoming First Quarter 2020 Investor Conference Schedule

•	March 10, 2020 – SunTrust Technology, Internet & Services Conference, New York, NY (one-on-one institutional investor meetings).

•	March 10, 2020 – Optical Fiber Conference (OFC), San Diego, CA (group meeting open to sell-side analysts and institutional investors).

About Ribbon Communications

Ribbon Communications Inc. (Nasdaq: RBBN) delivers market-leading software solutions that secure and power many of the world's leading service provider and enterprise communications environments. Built on world-class technology and intellectual property, the Company's cloud-native solutions deliver intelligent and secure real-time communications solutions for the cloud, network and enterprise edge. Ribbon's Kandy Cloud real-time communications software platform delivers advanced and embedded CPaaS and UCaaS capabilities enabling service providers to rapidly create and deploy high-value communications services.  To learn more, visit ribboncommunications.com.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation statements made by our interim co-president and chief executive officer and our chief financial officer regarding our anticipated financial performance, the expected closing of our acquisition of ECI Telecom Group Ltd. (“ECI”), statements in the sections “Financial Highlights,” “2019 Results and 2020 Business Outlook,” and “Upcoming First Quarter 2020 Investor Conference Schedule,” statements regarding our future expenses, results of operations and financial position, business strategy, strategic position, and plans and objectives of management for future operations, are forward-looking statements. Without limiting the foregoing, the words “believes”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties and other important factors, including failure to consummate the proposed transaction with ECI; failure to make or take any filing or other action required to consummate the proposed transaction with ECI in a timely manner or at all; failure to obtain applicable regulatory approval or satisfy other closing conditions in a timely manner or otherwise in connection with the proposed transaction with ECI; failure to satisfy other closing conditions to the proposed transaction with ECI; failure to obtain debt financing to fund the cash consideration of the merger; risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings; failure to realize anticipated benefits of the proposed transaction with ECI; potential litigation relating to the proposed transaction and disruptions from the proposed transaction that could harm Ribbon’s or ECI’s business; our ability to recruit and retain key personnel; reductions in customer spending; a slowdown in customer payments and changes in customer requirements, including the timing of customer purchasing decisions and our recognition of revenues; the potential impact of the consummation of the proposed transaction on relationships with third parties, including customers, employees and competitors; conditions in the credit markets, credit risks and risks related to the terms of our credit agreement; risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; the parties’ international operations, which are subject to the risks of currency fluctuations and foreign exchange controls; ability to attract new customers and retain existing customers in the manner anticipated; reliance on and integration of information technology systems; changes in legislation or governmental regulations affecting the companies; international, national or local economic, social, health or political conditions that could adversely affect the companies or our customers; our successful integration activities with respect to our acquisitions; our ability to realize benefits from other mergers and acquisitions; the effects of disruption from acquisitions, making it more difficult to maintain relationships with employees, customers, business partners or government entities; unpredictable fluctuations in quarterly revenue and business from our existing customers; failure to compete successfully against telecommunications equipment and networking companies; failure to grow our customer base or generate recurring business from existing customers; consolidation in the telecommunications industry; difficulties supporting our strategic focus on channel sales; difficulties retaining and expanding our customer base; difficulties leveraging market opportunities; the impact of restructuring and cost-containment activities; litigation; actions taken by significant stockholders; difficulties providing solutions that meet the needs of customers; market acceptance of our products and services; rapid technological and market change; our ability to protect our intellectual property rights and obtain necessary licenses; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; our negotiation position relative to our large customers; the limited supply of certain components of our products; the potential for defects in our products; higher risks in international operations and markets; the impact of increased competition; increases in tariffs, trade restrictions or taxes on our products; currency fluctuations; data privacy and cyber security risks; changes in the market price of our common stock; and/or failure or circumvention of our controls and procedures. The foregoing list is not exhaustive.

All of our forward-looking statements involve known and unknown risks, uncertainties (some of which are significant or beyond our control) and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements express or implied by the forward-looking statements and such assumptions could cause actual results to differ materially from our historical experience and our present expectations or projections. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. For further information regarding risks and uncertainties associated with Ribbon Communications' business and important factors that could cause actual results to differ materially from these forward-looking statements, please refer to the "Risk Factors" section of Ribbon Communications' most recent annual and quarterly reports filed with the SEC. Any forward-looking statements represent Ribbon Communications' views only as of the date on which such statement is made and should not be relied upon as representing Ribbon Communications' views as of any subsequent date. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. While Ribbon Communications may elect to update forward-looking statements at some point, Ribbon Communications specifically disclaims any obligation to do so, except as may be required by law.

Discussion of Non-GAAP Financial Measures

Ribbon Communications’ management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis and actual results on a non-GAAP basis are assessed against the annual financial plan. We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and when planning and forecasting future periods. By continuing operations, we mean the ongoing results of the business adjusted for certain expenses and credits, including, but not limited to, stock-based compensation; amortization of intangible assets; acquisition-related facilities adjustments; certain litigation costs; impairment of goodwill; settlement expense; cancelled debt offering costs; acquisition- and integration-related expense; restructuring and related expense; the gain on the settlement of litigation; the gain on the reduction to deferred purchase consideration; the tax effect of these adjustments; and the income tax benefit arising from purchase accounting. Effective for the first quarter of 2019 and for subsequent reporting periods, we no longer adjust for the impact of the adoption of the new revenue standard in 2018. While our management uses non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures. In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

Impact of New Revenue Standard

For periods prior to the first quarter of 2019, we adjusted our non-GAAP financial measures for eliminated revenue resulting from our adoption of the new revenue recognition standard in 2018 and related cost of revenue. Effective for the first quarter of 2019 and for subsequent reporting periods, we no longer adjust our non-GAAP financial measures for the 2018 revenue standard adoption.

Stock-Based Compensation

Stock-based compensation expense is different from other forms of compensation, as it is a non-cash expense. For example, a cash salary generally has a fixed and unvarying cash cost. In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by an employee, and the cost to us is based on a stock-based compensation valuation methodology, subjective assumptions and the variety of award types, all of which may vary over time. We evaluate performance without these measures because stock-based compensation expense is influenced by the Company’s stock price and other factors, such as volatility and interest rates that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in our operating plans, and we believe that presenting non-GAAP operating results that exclude stock-based compensation provides investors with visibility and insight into our management’s method of analysis and the Company’s core operating performance. It is reasonable to expect that stock-based compensation will continue in future periods.

Amortization of Intangible Assets

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that intangible assets contribute to revenue generation. We believe that excluding non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized.

Acquisition-Related Facilities Adjustments

GAAP accounting requires that the deferred rent liability of an acquired company be written off as part of purchase accounting and that a combined company’s rent expense on a straight-line basis begin as of the acquisition date. As a result, we recorded more rent expense than would have been recognized but for the purchase accounting treatment of GENBAND’s assumed deferred rent liability. We included this adjustment, which related to the acquisition of GENBAND, through the fourth quarter of 2018, to allow for more complete comparisons to the financial results of our historical operations and the financial results of peer companies.

Litigation Costs

We were involved in litigation with a certain competitor with whom we reached a settlement in the second quarter of 2019, under which the competitor agreed to pay us an aggregate amount of $63 million (see also “Gain on Litigation Settlement” below). In connection with this litigation, we incurred litigation costs beginning in the fourth quarter of 2017. These costs are included as a component of general and administrative expense. In the third quarter of 2019, we received $1.5 million of insurance proceeds in connection with this litigation, which reduced the expense reported in both the third quarter of and full year 2019. In addition, we are currently the plaintiff in litigation with a former business partner of GENBAND regarding amounts loaned to this former business partner that were never repaid. During the fourth quarter of 2019, we incurred $1.7 million of legal costs in connection with this litigation. We believe that such costs are not part of our core business or ongoing operations. Accordingly, we believe that excluding the litigation costs related to these specific legal matters facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

Annual Goodwill Evaluation

We performed our annual testing for impairment of goodwill in the fourth quarter of 2019. We operate as a single operating segment with one reporting unit and consequently we evaluate goodwill for impairment based on an evaluation of the fair value of the Company as a whole. Upon completion of the goodwill impairment test, we determined that it was necessary to reduce our goodwill carrying amount and recorded a non-cash impairment charge in the fourth quarter of 2019. We believe that such non-cash costs are not part of our core business or ongoing operations. Accordingly, we believe that excluding the goodwill impairment charge facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

Settlement Expense

In the first quarter of 2018, we recorded $1.7 million of expense related to settlements, comprised of $1.4 million for the settlement of litigation in connection with our acquisition of Taqua LLC and $0.3 million of patent litigation settlement expense. These amounts are included as components of general and administrative expense. We believe that such settlement costs are not part of our core business or ongoing operations, are unplanned and generally not within our control. Accordingly, we believe that excluding these costs facilitates the comparison of our financial results to our historical operating results and other companies in our industry.

Cancelled Debt Offering Costs

In the fourth quarter of 2018, we announced that we intended to offer, subject to market conditions and other factors, $150 million aggregate principal amount of convertible senior notes due 2023 in a private offering to qualified institutional buyers. Subsequent to the announcement, we determined the then-current market conditions were not conducive for an offering on terms that would be in the best interests of our stockholders. In connection with this offering, we incurred $1 million of expense. We do not consider these debt offering costs to be related to the continuing operations of the Company. We believe that excluding these cancelled debt offering costs facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

Acquisition- and Integration-Related Expense

We consider certain acquisition- and integration-related costs to be unrelated to the organic continuing operations of our acquired businesses and the Company, and such costs are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of an acquisition, which often drive the magnitude of acquisition- and integration-related costs, may not be indicative of future acquisition- and integration-related costs. By excluding these acquisition- and integration-related costs from our non-GAAP measures, we believe that our management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that the acquired assets will generate for us. We exclude certain acquisition- and integration-related costs to allow more accurate comparisons of our financial results to our historical operations and the financial results of less acquisitive peer companies. In addition, we believe that providing supplemental non-GAAP measures that exclude these items allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Restructuring and Related Expense

We have recorded restructuring and related expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing our worldwide workforce. We review our restructuring accruals and facilities requirements regularly and record adjustments to these estimates as required. We believe that excluding restructuring and related expense facilitates the comparison of our financial results to our historical operating results and to other companies in our industry, as there are no future revenue streams or other benefits associated with these costs.

Gain on Litigation Settlement

We were involved in litigation with a certain competitor with whom we reached a settlement in the second quarter of 2019, under which such competitor agreed to pay us an aggregate amount of $63 million (see “Litigation Costs” above). This gain is included as a component of other income (expense), net. We believe that such gains are not part of our core business or ongoing operations. Accordingly, we believe that excluding the gain on litigation settlement related to this specific legal matter facilitates the comparison of our financial results to our historical results and to other companies in our industry.

Reduction to Deferred Purchase Consideration

We recorded $8.1 million in other income (expense), net, in the first quarter of 2019 related to the reduction of cash deferred purchase consideration for Edgewater. We believe that such reductions to cash deferred purchase consideration are not part of our core business or ongoing operations, as they relate to specific acquisitive transactions. Accordingly, we believe that excluding such reductions related to acquisition transactions facilitates the comparison of our financial results to our historical results and to other companies in our industry.

Tax Effect of Non-GAAP Adjustments

Beginning with the second quarter of 2019, non-GAAP income tax expense is presented based on an estimated tax rate applied against forecasted annual non-GAAP income.  The non-GAAP income tax expense assumes no available net operating losses or any valuation allowances as a result of reporting significant cumulative non-GAAP income over the past several years. Due to the methodology applied to our estimated annual tax rate, our estimated tax rate on non-GAAP income will differ from our GAAP tax rate and from our actual tax liabilities.

Tax Benefit Arising from Purchase Accounting

In 2018, we assessed our ability to use our tax benefits and determined that it was more likely than not that some of these benefits will be recognized. As a result, we reduced our deferred tax asset valuation allowance, resulting in an income tax benefit of $0.7 million and a reduction to our income tax provision in 2018. We believe that such a benefit is not part of our core business or ongoing operations, as it was the result of an acquisition and was unrelated to our revenue-producing activities. Accordingly, we believe that excluding the benefit arising from this adjustment to our income tax provision facilitates the comparison of our financial results to our historical results and to other companies in our industry.

Adjusted EBITDA

We use Adjusted EBITDA as a supplemental measure to review and assess our performance. We calculate Adjusted EBITDA by excluding from net income (loss): interest income (expense), net; income tax provision; depreciation; and amortization of intangible assets. In addition, we exclude from net income (loss): historical adjustments to revenue and cost of revenue related to our adoption of the new revenue standard (for periods prior to the first quarter of 2019); stock-based compensation expense; acquisition-related facilities adjustments; certain litigation costs; impairment of goodwill; settlement expense; cancelled debt offering costs; acquisition- and integration-related expense; restructuring and related expense; and other income (expense), net. In general, we add back the expenses that we consider to be non-cash and/or not part of our ongoing operations. Adjusted EBITDA is a non-GAAP financial measure that is used by our investing community for comparative and valuation purposes. We disclose this metric to support and facilitate our dialogue with research analysts and investors. Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, will allow investors to view the financial results in the way our management views them. We further believe that providing this information helps investors to better understand our core financial and operating performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	December 31,	September 30,	December 31,
	2019	2019	2018
Revenue:
Product	$81,339	$61,152	$87,077
Service	79,770	76,501	79,819
Total revenue	161,109	137,653	166,896

Cost of revenue:
Product	32,291	31,476	40,002
Service	27,873	27,300	31,180
Total cost of revenue	60,164	58,776	71,182

Gross profit	100,945	78,877	95,714

Gross margin:
Product	60.3%	48.5%	54.1%
Service	65.1%	64.3%	60.9%
Total gross margin	62.7%	57.3%	57.3%

Operating expenses:
Research and development	35,604	34,222	36,406
Sales and marketing	30,783	28,227	34,124
General and administrative	13,037	9,673	19,465
Impairment of goodwill	164,300	-	-
Acquisition- and integration-related	6,092	1,697	2,689
Restructuring and related	(49)	2,372	1,853
Total operating expenses	249,767	76,191	94,537

(Loss) income before operations	(148,822)	2,686	1,177
Interest expense, net	(525)	(726)	(1,476)
Other income (expense), net	316	(507)	(714)

(Loss) income before income taxes	(149,031)	1,453	(1,013)
Income tax (provision) benefit	(1,332)	197	(813)

Net (loss) income	$(150,363)	$1,650	$(1,826)

(Loss) earnings per share
Basic	$(1.36)	$0.01	$(0.02)
Diluted	$(1.36)	$0.01	$(0.02)

Shares used to compute (loss) earnings per share:
Basic	110,269	110,080	106,607
Diluted	110,269	110,756	106,607

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Year ended
	December 31,	December 31,
	2019	2018
Revenue:
Product	$262,030	$279,014
Service	301,081	298,891
Total revenue	563,111	577,905

Cost of revenue:
Product	133,347	142,185
Service	112,680	127,388
Total cost of revenue	246,027	269,573

Gross profit	317,084	308,332

Gross margin:
Product	49.1%	49.0%
Service	62.6%	57.4%
Total gross margin	56.3%	53.4%

Operating expenses:
Research and development	141,060	145,462
Sales and marketing	117,962	128,276
General and administrative	53,870	66,036
Impairment of goodwill	164,300	-
Acquisition- and integration-related	12,953	16,951
Restructuring and related	16,399	17,015
Total operating expenses	506,544	373,740

Loss from operations	(189,460)	(65,408)
Interest expense, net	(3,877)	(4,230)
Other income (expense), net	70,444	(3,772)

Loss before income taxes	(122,893)	(73,410)
Income tax provision	(7,182)	(3,400)

Net loss	$(130,075)	$(76,810)

Loss per share:
Basic	$(1.19)	$(0.74)
Diluted	$(1.19)	$(0.74)

Shares used to compute loss per share:
Basic	109,734	103,916
Diluted	109,734	103,916

RIBBON COMMUNICATIONS INC.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$44,643	$43,694
Marketable securities	-	7,284
Accounts receivable, net	192,706	187,853
Inventory	14,800	22,602
Other current assets	27,146	17,002
Total current assets	279,295	278,435

Property and equipment, net	28,976	27,042
Intangible assets, net	213,366	251,391
Goodwill	224,896	383,655
Deferred income taxes	4,959	9,152
Operating lease right-of-use assets	36,654	-
Other assets	26,762	7,484
	$814,908	$957,159

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$2,500	$-
Revolving credit facility	8,000	55,000
Accounts payable	31,412	45,304
Accrued expenses and other	56,700	84,263
Operating lease liabilities	7,719	-
Deferred revenue	100,406	105,087
Total current liabilities	206,737	289,654

Long-term debt, net of current	45,995	-
Long-term debt, related party	-	24,100
Operating lease liabilities, net of current	37,202	-
Deferred revenue, net of current	20,482	17,572
Deferred income taxes	4,648	4,738
Other long-term liabilities	16,589	30,797
Total liabilities	331,653	366,861

Commitments and contingencies

Stockholders' equity:
Common stock	11	11
Additional paid-in capital	1,747,784	1,723,576
Accumulated deficit	(1,267,067)	(1,136,992)
Accumulated other comprehensive income	2,527	3,703
Total stockholders' equity	483,255	590,298
	$814,908	$957,159

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year ended
	December 31,	December 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(130,075)	$(76,810)
Adjustments to reconcile net loss to cash flows provided by (used in) operating activities:
Depreciation and amortization of property and equipment	11,949	11,200
Amortization of intangible assets	49,225	49,723
Stock-based compensation	12,601	11,072
Impairment of goodwill	164,300	-
Deferred income taxes	5,299	513
Reduction in deferred purchase consideration	(8,124)	-
Foreign currency exchange losses	1,090	4,611
Changes in operating assets and liabilities:
Accounts receivable	(3,936)	(13,017)
Inventory	7,776	993
Other operating assets	(17,489)	5,036
Accounts payable	(16,282)	(6,057)
Accrued expenses and other long-term liabilities	(18,538)	(13,422)
Deferred revenue	(2,111)	16,563
Net cash provided by (used in) operating activities	55,685	(9,595)

Cash flows from investing activities:
Purchases of property and equipment	(10,824)	(7,907)
Business acqusitions, net of cash acquired	-	(46,389)
Sale and maturities of marketable securities	7,295	18,919
Net cash used in investing activities	(3,529)	(35,377)

Cash flows from financing activities:
Borrowings under revolving line of credit	117,000	197,500
Principal payments on revolving line of credit	(164,000)	(162,500)
Proceeds from issuance of long-term debt	50,000	-
Principal payment of debt, related party	(24,716)	-
Principal payments of long-term debt	(1,250)	-
Payment of deferred purchase consideration	(21,876)	-
Principal payments of finance leases	(913)	(652)
Payment of debt issuance costs	(891)	(624)
Proceeds from the sale of common stock in connection with employee stock purchase plan	863	-
Proceeds from the exercise of stock options	235	73
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(1,193)	(2,024)
Repurchase of common stock	(4,536)	-
Net cash (used in) provided by financing activities	(51,277)	31,773

Effect of exchange rate changes on cash and cash equivalents	70	(180)

Net increase (decrease) in cash and equivalents	949	(13,379)
Cash and cash equivalents, beginning of year	43,694	57,073
Cash and cash equivalents, end of period	$44,643	$43,694

RIBBON COMMUNICATIONS INC.

Supplemental Information

(in thousands)

(unaudited)

The following tables provide the details of stock-based compensation and amortization of intangible assets included as components of other line items in the Company's Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Stock-based compensation
Cost of revenue - product	$14	$26	$23	$76	$114
Cost of revenue - service	111	124	81	478	345
Cost of revenue	125	150	104	554	459

Research and development expense	539	521	433	1,898	1,797
Sales and marketing expense	763	721	991	3,028	2,935
General and administrative expense	3,020	1,093	2,123	7,121	5,881
Operating expense	4,322	2,335	3,547	12,047	10,613

Total stock-based compensation	$4,447	$2,485	$3,651	$12,601	$11,072

Amortization of intangible assets
Cost of revenue - product	$8,314	$9,522	$9,521	$37,573	$38,976
Sales and marketing expense	4,082	2,738	2,481	11,652	10,747

Total amortization of intangible assets	$12,396	$12,260	$12,002	$49,225	$49,723

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	December 31,	September 30,	December 31,
	2019	2019	2018
GAAP Net (loss) income	$(150,363)	$1,650	$(1,826)
Adjustment to revenue for new revenue standard**	-	-	1,903
Stock-based compensation	4,447	2,485	3,651
Amortization of intangible assets	12,396	12,260	12,002
Acquisition-related facilities adjustment	-	-	252
Litigation costs	1,767	(1,534)	1,961
Impairment of goodwill	164,300	-	-
Cancelled debt offering costs	-	-	1,003
Acquisition- and integration-related expense	6,092	1,697	2,689
Restructuring and related expense	(49)	2,372	1,853
Tax effect of non-GAAP adjustments	(8,929)	(4,256)	-
Reversal of tax benefit arising from purchase accounting	-	-	123
Non-GAAP net income***	$29,661	$14,674	$23,611

Earnings (loss) per share****
GAAP (loss) per share or diluted earnings per share	$(1.36)	$0.01	$(0.02)
Adjustment to revenue for new revenue standard**	-	-	0.02
Stock-based compensation	0.04	0.02	0.03
Amortization of intangible assets	0.10	0.11	0.11
Acquisition-related facilities adjustment	-	-	*
Litigation costs	0.02	(0.01)	0.02
Impairment of goodwill	1.49	-	-
Cancelled debt offering costs	-	-	0.01
Acquisition- and integration-related expense	0.06	0.02	0.03
Restructuring and related expense	*	0.02	0.02
Tax effect of non-GAAP adjustments	(0.08)	(0.04)	-
Reversal of tax benefit arising from purchase accounting	-	-	*
Non-GAAP Diluted earnings per share****	$0.27	$0.13	$0.22

Shares used to compute diluted earnings per share or (loss) per share
GAAP Shares used to compute diluted earnings per share or (loss) per share	110,269	110,756	106,607
Non-GAAP Shares used to compute diluted earnings per share	110,491	110,756	107,363

*	Less than $0.01 impact on earnings (loss) per share.
**	Effective Q1 2019, the Company no longer adjusts for the impact of the adoption in 2018 of the new revenue standard.
***	A non-cash amount benefitting Non-GAAP Net income for revenue lost from purchase accounting of $4.6 million for the three months ended December 31, 2018 has been removed to conform prior periods with the current period presentation.
****	A non-cash amount benefitting Non-GAAP Diluted earnings per share for revenue lost from purchase accounting of $0.04 for the three months ended December 31, 2018 has been removed to conform prior periods with the current period presentation.

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	December 31,	September 30,	December 31,
	2019	2019	2018
Adjusted EBITDA*
GAAP Net (loss) income	$(150,363)	$1,650	$(1,826)
Interest expense, net	525	726	1,476
Income tax (benefit) provision	1,332	(197)	813
Depreciation	3,125	2,933	2,930
Amortization of intangible assets	12,396	12,260	12,002
Adjustment to revenue for new revenue standard**	-	-	1,903
Stock-based compensation	4,447	2,485	3,651
Acquisition-related facilities adjustment	-	-	252
Litigation costs	1,767	(1,534)	1,961
Impairment of goodwill	164,300	-	-
Cancelled debt offering costs	-	-	1,003
Acquisition- and integration-related expense	6,092	1,697	2,689
Restructuring and related expense	(49)	2,372	1,853
Other (income) expense, net	(316)	507	714
Non-GAAP Adjusted EBITDA*	$43,256	$22,899	$29,421

*	A non-cash amount benefitting Adjusted EBITDA of $4.6 million for revenue lost from purchase accounting for the three months ended December 31, 2018 has been removed to conform prior periods with the current period presentation.
**	Effective Q1 2019, the Company no longer adjusts for the impact of the adoption in 2018 of the new revenue standard.

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Year ended
	December 31,	December 31,
	2019	2018
GAAP Net loss	$(130,075)	$(76,810)
Adjustment to revenue for new revenue standard**	-	10,045
Adjustment to cost of revenue for new revenue standard**	-	(110)
Stock-based compensation	12,601	11,072
Amortization of intangible assets	49,225	49,723
Acquisition-related facilities adjustment	-	966
Litigation costs	7,734	7,682
Impairment of goodwill	164,300	-
Settlement expense	-	1,730
Cancelled debt offering costs	-	1,003
Acquisition- and integration-related expense	12,953	16,951
Restructuring and related expense	16,399	17,015
Gain on litigation settlement	(63,000)	-
Reduction to deferred purchase consideration	(8,124)	-
Tax effect of non-GAAP adjustments	(10,560)	-
Tax benefit arising from purchase accounting	-	(718)
Non-GAAP net income***	$51,453	$38,549

Earnings (loss) per share****
GAAP Loss per share	$(1.19)	$(0.74)
Adjustment to revenue for new revenue standard**	-	0.10
Adjustment to cost of revenue for new revenue standard***	-	*
Stock-based compensation	0.11	0.11
Amortization of intangible assets	0.46	0.48
Acquisition-related facilities adjustment	-	0.01
Litigation costs	0.07	0.07
Impairment of goodwill	1.49	-
Settlement expense	-	0.02
Cancelled debt offering costs	-	0.01
Acquisition- and integration-related expense	0.12	0.16
Restructuring and related expense	0.15	0.16
Gain on litigation settlement	(0.57)	-
Reduction to deferred purchase consideration	(0.07)	-
Tax effect of non-GAAP adjustments	(0.10)	-
Tax benefit arising from purchase accounting	-	(0.01)
Non-GAAP Diluted earnings per share****	$0.47	$0.37

Shares used to compute diluted earnings per share or (loss) per share
GAAP Shares used to compute loss per share	109,734	103,916
Non-GAAP Shares used to compute diluted earnings per share	110,271	104,438

*	Less than $0.01 impact on earnings (loss) per share.
**	Effective Q1 2019, the Company no longer adjusts for the impact of the adoption in 2018 of the new revenue standard.
***	Non-cash amounts benefitting Non-GAAP Net income for revenue lost from purchase accounting of $22.1 million for the year ended December 31, 2018 have been removed to conform prior periods with the current presentation.
****	A non-cash amount benefitting Non-GAAP Diluted earnings per share for revenue lost from purchase accounting of $0.21 for the year ended December 31, 2018 has been removed to conform prior periods with the current period presentation.

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Year ended
	December 31,	December 31,
	2019	2018
Adjusted EBITDA*
GAAP Net loss	$(130,075)	$(76,810)
Interest expense, net	3,877	4,230
Income tax provision	7,182	3,400
Depreciation	11,949	11,200
Amortization of intangible assets	49,225	49,723
Adjustment to revenue for new revenue standard**	-	10,045
Adjustment to cost of revenue for new revenue standard**	-	(110)
Stock-based compensation	12,601	11,072
Acquisition-related facilities adjustment	-	966
Litigation costs	7,734	7,682
Impairment of goodwill	164,300	-
Settlement expense	-	1,730
Cancelled debt offering costs	-	1,003
Acquisition- and integration-related expense	12,953	16,951
Restructuring and related expense	16,399	17,015
Other (income) expense, net	(70,444)	3,772
Non-GAAP Adjusted EBITDA*	$85,701	$61,869

*	A non-cash amount benefitting Adjusted EBITDA of $22.1 million for revenue lost from purchase accounting for the year ended December 31, 2018 has been removed to conform prior periods with the current period presentation.
**	Effective Q1 2019, the Company no longer adjusts for the impact of the adoption in 2018 of the new revenue standard.

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial\ Measures - Outlook

Adjusted EBITDA:  Ribbon has not provided a reconciliation of Adjusted EBITDA for the year ending December 31, 2020, as it is unable to project without unreasonable efforts the comparable GAAP net income (loss) figure, which includes interest expense, net; income tax (benefit) provision; depreciation; amortization of intangible assets; stock-based compensation; certain litigation costs; acquisition- and integration-related expense; restructuring and related expense; and other income (expense), net.